UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2014

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On May 22, 2014, Affirmative Insurance Company (AIC), an indirectly held, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (Company), entered into Addendum No. 2 (Addendum) and four Endorsements, one with each reinsurer (each, an “Endorsement”), all of which are effective December 31, 2013, to the Quota Share Reinsurance Contract which commenced on December 31, 2013 (QS Agreement).

Under the Addendum and each Endorsement, AIC will still receive a provisional ceding commission of 28.0% of the gross net written premium income ceded, which is subject to adjustment beginning 18 months after inception of the QS Agreement. Each Endorsement amends the adjustment to the provisional ceding commission. The ceding commission may be increased or decreased based upon the ratio of losses incurred to net premiums earned; provided that the provisional ceding commission may not be decreased below a minimum of 22.0%, as follows:

•	For the first quarter of 2014, if the loss ratio is 73.0% or greater, the adjusted commission rate is 22.0%. The ceding commission increases by 100% of the difference in percentage points between 73.0% and the actual loss ratio below 73.0%. Under three of the Endorsements, the maximum ceding commission is 95.0% and under one of the Endorsements, the maximum ceding commission is 40.0%.

•	For the second quarter of 2014, the adjusted commission rate is 22.0% if the loss ratio is either 71.0% or greater under three of the Endorsements, or 69.0% or greater under the remaining Endorsement. The ceding commission increases by 100% of the difference in percentage points between 71.0% or 69.0%, respectively, and the actual loss ratio. The maximum ceding commission is 93.0% under two of the Endorsements, 91.0% under one Endorsement, and 38.0% under the final Endorsement.

Three of the Endorsements terminate on July 1, 2014 and one terminates on January 1, 2015.

The foregoing description of the terms of the QS Agreement, the Addendum, and each of the Endorsements does not purport to be complete is qualified in its entirety by reference to the final written agreements, which the Company anticipates will be filed with the Company’s Annual Report on Form 10-Q for the quarter ended June 30, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: May 29, 2014	By:	/s/ John P. Killacky
Name: John P. Killacky
Title: Executive Vice President, General Counsel & Secretary